Exhibit 99

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee
Treasurer, VP – Investor Relations
		Telephone:	(978) 689-6201
		Fax:	(978) 794-0353

WATTS WATER TECHNOLOGIES REPORTS THIRD QUARTER 2020 RESULTS

◾	Reported sales of $384 million, down 3% on reported basis; down 5% on organic basis

◾	GAAP operating margin of 12.5%, up 10 bps; adjusted operating margin of 13.8%, up 50 bps

◾	GAAP and adjusted EPS of $0.97 and $1.05, representing increases of 3% and 1%, respectively

◾	Recorded $3.4 million of restructuring and other related costs

◾	Generated operating cash flow of $127 million and free cash flow of $95 million year-to-date, approximately 34% and 25% increase, respectively, over same period last year

Note: Current quarter performance relative to comparable third quarter in 2019

North Andover, MA…November 4, 2020. Watts Water Technologies, Inc. (NYSE: WTS) today announced third quarter 2020 results.

Chief Executive Officer Robert J. Pagano Jr. commented, “It has been approximately nine months since the coronavirus pandemic began impacting our markets, customers, suppliers and employees.  In that time, we have become more flexible as a business in addressing its impact.   Internally, we remain diligent in ensuring the safety and well-being of our employees, especially as more people return to the office.  Externally, we have maintained our customer focus to deliver products on time and with the quality that our customers expect.  We believe the pandemic’s effect will continue as we conclude 2020 and move into 2021.  I again would like to thank the entire Watts team for their exceptional efforts during these demanding times.”

Regarding third quarter results, Mr. Pagano noted, “We delivered a solid operating performance as the benefit of aggressive cost actions more than offset COVID-19 driven volume reductions and additional investments.  We continued to drive more permanent cost reductions as we recorded restructuring and other charges related to previously announced and expanded programs. We have maintained investment and capital spending at levels necessary for successful new product launches, including enhancements to our production facilities to efficiently make those products.  And, we generated incremental free cash flow that, along with an already strong balance sheet, provides flexibility and stability.”

A summary of third quarter financial results is as follows:

	Third quarter ended
	September 27,	September 29,
(In millions, except per share information)	2020	2019	% Change
Sales	$383.9	$394.7	(3)%

Net income	32.9	32.3	2%

Diluted net income per share	$0.97	$0.94	3%

Special items (1)	0.08	0.10

Adjusted earnings per share (1)	$1.05	$1.04	1%

(1)	Special items and adjusted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items please see the tables attached to this press release.

Financial Highlights

●	Sales decreased 3% on a reported basis and 5% on an organic basis, as compared to the third quarter last year. Reported operating margin increased 10 basis points and adjusted operating margin increased 50 basis points. Reported and adjusted operating margin increased as cost reduction actions and productivity more than offset lower volume primarily resulting from the impact of COVID-19. GAAP operating margin was also negatively impacted by higher restructuring and other related costs, acquisition charges and a loss on disposal.

From a regional perspective:

Americas

o	Sales decreased 3% on a reported basis and 4% on an organic basis, with declines in heating and hot water, plumbing and drains products. Operating margin increased 10 basis points and 30 basis points on a GAAP and adjusted basis, respectively, as benefits from cost reduction actions and productivity initiatives offset COVID-19 volume declines and incremental investments. GAAP operating margin also declined due to restructuring and other charges recorded in the third quarter of 2020.

Europe

o	Reported sales decreased 1%, including a positive impact of 5% from foreign exchange movements. Sales were down 6% organically, with declines in most regions and product lines resulting from COVID-19. Operating margin decreased 150 basis points on a GAAP basis and increased 10 basis points on an adjusted basis. GAAP operating margin was negatively impacted by higher restructuring charges year-over-year. Both measures were positively affected by cost reduction actions and productivity initiatives that more than offset volume reductions and incremental investments.

APMEA

o	Reported and organic sales decreased 4% and 22%, respectively, with sales generally down in most regions due to COVID-19. GAAP operating margin decreased 930 basis points and adjusted operating margin increased 640 basis points. GAAP and adjusted operating margin benefited from cost reduction actions and productivity initiatives, as well as higher affiliate volume, which were partially offset by lower third-party volume. GAAP operating margin was also impacted by restructuring charges, acquisition related costs and a loss on disposal recorded in the third quarter of 2020

Cash Flow and Capital Allocation

●	For the first nine months of 2020, operating cash flow was $127 million, net capital expenditures were $32 million and free cash flow was $95 million. In the comparable period last year, operating cash flow was $95 million, net capital expenditures were approximately $19 million and free cash flow was approximately $76 million. The free cash flow increase was primarily driven by lower working capital including reductions in accounts receivable. We expect continued improvement in free cash flow through the fourth quarter of 2020, due to normal seasonality.

●	Year-to-date, we have repatriated approximately $56 million in cash, and used a majority of that cash to pay down debt.

●	We repurchased approximately 41,000 shares of Class A common stock at a cost of $3.7 million during the third quarter. For the first nine months of 2020, we repurchased approximately 295,000 shares at a cost of approximately $24.8 million, which more than offset dilution from our stock compensation programs.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live web-cast of its conference call to discuss third quarter results for 2020 on Thursday, November 5, 2020, at 9:00 a.m. Eastern Time. This press release and the live web-cast can be accessed by visiting the Investors section of the Company's website at www.wattswater.com. Following the web-cast, an archived version of the call will be available at the same address until November 5, 2021.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’s expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to the impact of COVID-19 on our 2020 results, expected volume and margin improvement in the fourth quarter of 2020, and anticipated free cash flow improvements during the fourth quarter of 2020. These forward-looking statements reflect our current views about future events. You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties. These potential risks and uncertainties include, but are not limited to: the effects of the 2017 Tax Act; the timing and expected impact of tariffs, the effectiveness, the timing and the expected savings associated with our cost cutting actions, restructuring and transformation programs and initiatives; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; the risks and uncertainties relating to the COVID-19 pandemic; and other risks and uncertainties discussed under the heading “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 28, 2020 and under the heading “Item 1A. Risk Factors” and in Note 15 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2019, each as filed with the SEC, as well as risk factors disclosed in our subsequent filings with the SEC. We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Third Quarter Ended		Nine Months Ended
	September 27,	September 29,	September 27,	September 29,
	2020	2019	2020	2019
Net sales	$383.9	$394.7	$1,105.2	$1,200.2
Cost of goods sold	225.4	226.1	649.0	692.8
GROSS PROFIT	158.5	168.6	456.2	507.4
Selling, general and administrative expenses	106.6	119.8	319.2	354.9
Restructuring	3.4	—	8.7	2.7
Other long-lived asset impairment charges	—	—	1.0	—
Loss on disposition	0.6	—	0.6	—
OPERATING INCOME	47.9	48.8	126.7	149.8
Other (income) expense:
Interest income	—	(0.1)	(0.2)	(0.3)
Interest expense	3.0	3.5	10.0	10.8
Other expense (income), net	1.1	(0.8)	1.0	(0.4)
Total other expense	4.1	2.6	10.8	10.1
INCOME BEFORE INCOME TAXES	43.8	46.2	115.9	139.7
Provision for income taxes	10.9	13.9	30.8	40.0
NET INCOME	$32.9	$32.3	$85.1	$99.7

BASIC EPS
NET INCOME PER SHARE	$0.97	$0.95	$2.51	$2.92
Weighted average number of shares	33.8	34.0	33.9	34.1
DILUTED EPS
NET INCOME PER SHARE	$0.97	$0.94	$2.50	$2.91
Weighted average number of shares	33.9	34.2	34.0	34.2
Dividends declared per share	$0.23	$0.23	$0.69	$0.67

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	September 27,	December 31,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$188.3	$219.7
Trade accounts receivable, less reserve allowances of $11.9 million at September 27, 2020 and $14.3 million at December 31, 2019	208.9	219.8
Inventories, net:
Raw materials	89.7	83.3
Work in process	16.1	15.5
Finished goods	167.3	171.3
Total Inventories	273.1	270.1
Prepaid expenses and other current assets	29.3	25.3
Total Current Assets	699.6	734.9
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	596.6	557.9
Accumulated depreciation	(385.3)	(357.9)
Property, plant and equipment, net	211.3	200.0
OTHER ASSETS:
Goodwill	588.7	581.1
Intangible assets, net	142.9	151.4
Deferred income taxes	3.8	2.7
Other, net	62.7	53.0
TOTAL ASSETS	$1,709.0	$1,723.1

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$99.9	$123.3
Accrued expenses and other liabilities	139.1	133.4
Accrued compensation and benefits	56.2	57.6
Current portion of long-term debt	—	105.0
Total Current Liabilities	295.2	419.3
LONG-TERM DEBT, NET OF CURRENT PORTION	247.9	204.2
DEFERRED INCOME TAXES	40.3	38.6
OTHER NONCURRENT LIABILITIES	101.0	83.0
STOCKHOLDERS' EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 120,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,445,480 shares at September 27, 2020 and 27,586,416 shares at December 31, 2019	2.8	2.8
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,209,290 at September 27, 2020 and 6,279,290 at December 31, 2019	0.6	0.6
Additional paid-in capital	602.1	591.5
Retained earnings	543.2	513.9
Accumulated other comprehensive loss	(124.1)	(130.8)
Total Stockholders' Equity	1,024.6	978.0
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,709.0	$1,723.1

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	September 27,	September 29,
	2020	2019
OPERATING ACTIVITIES
Net income	$85.1	$99.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	23.3	22.7
Amortization of intangibles	11.4	11.6
Loss on disposal and impairment of property, plant and equipment, and other	3.3	0.7
Stock-based compensation	8.8	13.3
Deferred income tax	(2.3)	2.0
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	14.5	(36.5)
Inventories	3.1	5.1
Prepaid expenses and other assets	(3.8)	0.2
Accounts payable, accrued expenses and other liabilities	(16.0)	(23.9)
Net cash provided by operating activities	127.4	94.9
INVESTING ACTIVITIES
Additions to property, plant and equipment	(33.8)	(19.1)
Proceeds from the sale of property, plant and equipment	1.5	0.1
Proceeds from the sale of business	0.9	—
Business acquisitions, net of cash acquired and other	(7.7)	(42.7)
Net cash used in investing activities	(39.1)	(61.7)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	407.5	82.0
Payments of long-term debt	(467.5)	(92.5)
Payments for tax withholdings on vested stock awards	(7.8)	(7.2)
Payments for finance leases	(1.5)	(1.1)
Payments on contractual call option	—	(2.8)
Proceeds from share transactions under employee stock plans	—	1.0
Debt issuance costs	(2.2)	—
Payments to repurchase common stock	(24.8)	(14.8)
Dividends	(23.2)	(23.6)
Net cash used in financing activities	(119.5)	(59.0)
Effect of exchange rate changes on cash and cash equivalents	(0.2)	(4.6)
DECREASE IN CASH AND CASH EQUIVALENTS	(31.4)	(30.4)
Cash and cash equivalents at beginning of year	219.7	204.1
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$188.3	$173.7

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

Net Sales

	Net Sales
	Third Quarter Ended		Nine Months Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Americas	$261.5	$270.3	$761.3	$816.2
Europe	106.7	107.9	305.0	337.4
APMEA	15.7	16.5	38.9	46.6
Total	$383.9	$394.7	$1,105.2	$1,200.2

Operating Income

	Operating Income
	Third Quarter Ended		Nine Months Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Americas	$47.3	$48.5	$120.2	$142.3
Europe	10.4	12.1	33.3	38.1
APMEA	—	1.4	0.7	3.9
Corporate	(9.8)	(13.2)	(27.5)	(34.5)
Total	$47.9	$48.8	$126.7	$149.8

Intersegment Sales

	Intersegment Sales
	Third Quarter Ended		Nine Months Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Americas	$1.6	$3.2	$7.1	$9.1
Europe	4.2	3.4	13.7	11.3
APMEA	19.2	17.7	53.7	53.4
Total	$25.0	$24.3	$74.5	$73.8

Key Performance Indicators and Non-GAAP Measures

In this press release, we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash flow, cash conversion rate of free cash flow to net income and net debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs, footprint optimization costs, acquisition related costs, loss on disposal, other long-lived asset impairment charge and certain professional fees. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s operations against those of comparable periods. Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash flow, cash conversion rate of free cash flow to net income, and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP "AS REPORTED" TO THE "ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Third Quarter Ended		Nine Months Ended
	September 27,	September 29,	September 27,	September 29,
	2020	2019	2020	2019

Net sales	$383.9	$394.7	$1,105.0	$1,200.2

Operating income - as reported	$47.9	$48.8	$126.7	$149.8
Operating margin %	12.5%	12.4%	11.5%	12.5%

Adjustments for special items:
Restructuring	3.4	—	8.7	2.7
Footprint optimization	0.3	0.4	1.1	0.4
Other long-lived asset impairment charge	—	—	1.0	—
Loss on disposal	0.6	—	0.6	—
Acquisition related costs	0.9	0.9	0.9	0.9
Professional Fees	—	2.3	—	2.3
Total adjustments for special items	$5.2	$3.6	$12.3	$6.3

Operating income - as adjusted	$53.1	$52.4	$139.0	$156.1
Adjusted operating margin %	13.8%	13.3%	12.6%	13.0%

Net income - as reported	$32.9	$32.3	$85.1	$99.7

Adjustments for special items - tax affected:
Restructuring	2.5	—	6.5	1.9
Footprint optimization	0.2	0.3	0.8	0.3
Other long-lived asset impairment charge	—	—	0.7	—
Acquisition related costs	0.7	0.7	0.7	0.7
Professional Fees	—	2.3	—	2.3
Net gain on disposal	(0.7)	—	(0.7)	—
Total adjustments for special items - tax affected	$2.7	$3.3	$8.0	$5.2

Net income - as adjusted	$35.6	$35.6	$93.1	$104.9

Diluted earnings per share - as reported	$0.97	$0.94	$2.50	$2.91
Adjustments for special items	0.08	0.10	0.24	0.16
Diluted earnings per share - as adjusted	$1.05	$1.04	$2.74	$3.07

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP "AS REPORTED" TO THE "ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	Third Quarter Ended					Third Quarter Ended
	September 27, 2020					September 29, 2019
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$261.5	106.7	15.7	—	383.9	$270.3	107.9	16.5	—	394.7

Operating income (loss) - as reported	$47.3	10.4	—	(9.8)	47.9	$48.5	12.1	1.4	(13.2)	48.8
Operating margin %	18.1%	9.7%	(0.6)%		12.5%	18.0%	11.2%	8.7%		12.4%

Adjustments for special items	$0.9	1.7	2.4	0.2	5.2	$0.4	—	—	3.2	3.6

Operating income (loss) - as adjusted	$48.2	12.1	2.4	(9.6)	53.1	$48.9	12.1	1.4	(10.0)	52.4
Adjusted operating margin %	18.4%	11.3%	15.1%		13.8%	18.1%	11.2%	8.7%		13.3%

	Nine Months Ended					Nine Months Ended
	September 27, 2020					September 29, 2019
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$761.3	305.0	38.9	—	1,105.2	$816.2	337.4	46.6	—	1,200.2

Operating income (loss) - as reported	$120.2	33.3	0.7	(27.5)	126.7	$142.3	38.1	3.9	(34.5)	149.8
Operating margin %	15.8%	10.9%	1.6%		11.5%	17.4%	11.3%	8.5%		12.5%

Adjustments for special items	$7.3	1.4	3.3	0.3	12.3	$0.4	2.7	—	3.2	6.3

Operating income (loss) - as adjusted	$127.5	34.7	4.0	(27.2)	139.0	$142.7	40.8	3.9	(31.3)	156.1
Adjusted operating margin %	16.7%	11.4%	10.3%		12.6%	17.5%	12.1%	8.5%		13.0%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES

(Unaudited)

	Third Quarter
	Americas	Europe	APMEA	Total

Reported net sales September 27, 2020	$261.5	$106.7	$15.7	$383.9
Reported net sales September 29, 2019	270.3	107.9	16.5	394.7
Dollar change	$(8.8)	$(1.2)	$(0.8)	$(10.8)
Net sales % decrease	(3.3)%	(1.1)%	(4.4)%	(2.7)%
Decrease (increase) due to foreign exchange	0.1%	(4.6)%	(0.8)%	(1.2)%
Increase due to acquisition/divestiture, net	(0.5)%	—%	(16.6)%	(1.1)%
Organic sales decrease	(3.7)%	(5.7)%	(21.8)%	(5.0)%

	Nine Months Ended
	Americas	Europe	APMEA	Total

Reported net sales September 27, 2020	$761.3	$305.0	$38.9	$1,105.2
Reported net sales September 29, 2019	816.2	337.4	46.6	1,200.2
Dollar change	$(54.9)	$(32.4)	$(7.7)	$(95.0)
Net sales % decrease	(6.7)%	(9.6)%	(16.4)%	(7.9)%
Decrease due to foreign exchange	0.1%	0.1%	1.6%	0.1%
Increase due to acquisition/divestiture, net	(0.8)%	—%	(5.9)%	(0.7)%
Organic sales decrease	(7.4)%	(9.5)%	(20.7)%	(8.5)%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	September 27,	September 29,
	2020	2019

Net cash provided by operations - as reported	$127.4	$94.9
Less: additions to property, plant, and equipment	(33.8)	(19.1)
Plus: proceeds from the sale of property, plant, and equipment	1.5	0.1
Free cash flow	$95.1	$75.9

Net income - as reported	$85.1	$99.7

Cash conversion rate of free cash flow to net income	111.8%	76.1%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	September 27,	December 31,
	2020	2019

Current portion of long-term debt	$—	$105.0
Plus: Long-term debt, net of current portion	247.9	204.2
Less: Cash and cash equivalents	(188.3)	(219.7)
Net debt	$59.6	$89.5

Net debt	$59.6	$89.5
Plus: Total stockholders' equity	1,024.6	978.0
Capitalization	$1,084.2	$1,067.5

Net debt to capitalization ratio	5.5%	8.4%